Exhibit 5.1

[FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP LETTERHEAD]

August 28, 2006

ACA Capital Holdings, Inc.

140 Broadway

New York, NY 10005

RE:              Registration Statement on Form S-1, File No. 333-133949 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel for ACA Capital Holdings, Inc., a Delaware corporation (the “Company”), in connection with the underwritten initial public offering (the “Offering”) by the Company and certain selling stockholders (the “Selling Stockholders”) to be named in the Underwriting Agreement (as defined below) of shares (the “Shares”) of common stock, par value $0.10 per share, of the Company, including Shares which may be offered and sold upon the exercise of any over-allotment option granted to the underwriters by the Company.  The Shares are to be offered to the public pursuant to an underwriting agreement to be entered into among the Company, the Selling Stockholders and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Bear Stearns & Co. Inc., as representatives of the underwriters (the “Underwriting Agreement”).  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed or reproduction copies, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares registered pursuant to the Registration

Statement to be sold by the Company (when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement) will be duly authorized, validly issued, fully paid and non assessable.

The opinion expressed herein is subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

The opinion expressed herein is limited to the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware, each as currently in effect, together with applicable provisions of the Constitution of Delaware and relevant decisional law, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein.  The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP